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                                                                     EXHIBIT 23B

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 20, 2008, relating to the consolidated financial statements and financial statement schedules of the Hartford Life Insurance Company appearing in the Annual Report on Form 10-K of the Hartford Life Insurance Company for the year ended December 31, 2007 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Hartford, Connecticut
October 28, 2008